CECO ENVIRONMENTAL REPORTS SECOND QUARTER 2022 RESULTS

Record Backlog, Strong Revenue and Net Income Growth, and Update to Full Year Outlook

DALLAS (Aug. 8, 2022) -- CECO Environmental Corp. (Nasdaq: CECE) ("CECO"), a leading environmentally focused, diversified industrial company whose solutions protect people, the environment, and industrial equipment, today reported its financial results for the second quarter of 2022.

Highlights for the Quarter and Recent Corporate Developments*

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Orders of $113.5 million, up 33 percent; Record Backlog of $289 million
•
Revenue of $105.4 million, up 34 percent
•
Net income of $4.4 million, up $4.1 million; non-GAAP net income of $6.4 million, up $3.3 million
•
Adjusted EBITDA of $10.6 million, up 63 percent
•
Company announces senior management transitions
•
Company increases full year financial outlook

*All comparisons are versus the comparable prior year period, unless otherwise stated.

Reconciliations of GAAP (reported) to non-GAAP measures are in the attached financial tables.

“We delivered strong results in the second quarter and are pleased to share that we increased our backlog to new record levels while driving sales growth of more than 30 percent and EBITDA growth of more than 60 percent. We also repurchased more than $4 million of shares in the quarter as we systematically execute our capital allocation strategy that includes both M&A and share repurchases,” said CECO Chief Executive Officer, Todd Gleason.

Second quarter operating income was $5.7 million, up 171 percent when compared to $2.1 million in the second quarter 2021. On an adjusted basis, non-GAAP operating income was $8.7 million, up 85 percent when compared to $4.7 million in the second quarter of 2021. Net income was $4.4 million in the quarter, up $4.1 million compared to $0.3 million in the second quarter 2021. Non-GAAP net income was $6.4 million, up $3.3 million compared to $3.1 million in the second quarter 2021. Adjusted EBITDA was $10.6 million, up 63 percent compared to $6.5 million in the second quarter 2021. The Company repurchased $4.3 million shares in the second quarter as part of the previously announced $20 million share repurchase program.

In the second quarter, the Company completed the acquisition of Compass Water Solutions, based in California, USA and Western Air Duct, a company based in the United Kingdom. Combined, the companies generated 2021 full year sales of approximately $15 million and each delivered double-digit EBITDA margins.

"We are extremely pleased with our year-to-date results which have included orders growth of approximately 55 percent, record backlog up more than 35 percent and revenue growth up more than 30 percent through the first half. We have closed multiple strategic acquisitions that add new capabilities and market opportunities to our industrial air and industrial water platforms, and those acquisitions are already performing very well against their operating targets,” added Gleason.

Company Increases Full Year 2022 Outlook:

The Company updated full year 2022 guidance to $375 to $400 million in revenue, up approximately 19 percent at the midpoint year over year. The Company updated its full year adjusted EBITDA to reflect a range starting at $37 million and the high-end exceeding $40 million, up more than 50 percent at the midpoint year over year.

“Our revised outlook reflects our continued confidence that we expect to deliver outstanding results through the year. We remain in excellent position to drive strong double-digit sales and income growth while also maintaining our focus on capital allocation,” concluded Gleason.

Senior Management Transitions:

The Company also separately announced today that Matthew Eckl, Chief Financial Officer, and Pamela Turay, Senior Vice President of Human Resources, will leave the Company in August to pursue other opportunities. Effective Aug. 15, 2022, Peter Johansson will join CECO as Chief Financial and Strategy Officer. Additionally, the Company’s current General Counsel, Lynn Watkins-Asiyanbi will assume the newly created role of Chief Administrative and Legal Officer, which incorporates legal, human resources and corporate communication functions.

EARNINGS CONFERENCE CALL

A conference call is scheduled for today at 8:30 a.m. ET to discuss the second quarter financial results of 2022. The conference call may be accessed via webcast by going to the Company's website at https://investors.cecoenviro.com/events-webcasts-and-presentations/ or by dialing (888) 346-4547 (Toll-Free) within the U.S., or Toll/International +1(412) 317-5251.

A replay of the conference call will be available on the Company's website at http://www.cecoenviro.com for seven days. The replay may be accessed by dialing (877) 344-7529 (Toll-Free) within the U.S., or Toll/International +1 (412) 317-0088 and entering access code 6087150.

ABOUT CECO ENVIRONMENTAL

CECO Environmental is a leading environmentally focused, diversified industrial company, serving a broad landscape of industrial air, industrial water and energy transition markets across the globe through its key business segments: Engineered Systems and Industrial Process Solutions. Providing innovative technology and application expertise, CECO helps companies grow their business with safe, clean, and more efficient solutions that help protect people, the environment and industrial equipment. In regions around the world, CECO works to improve air quality, optimize the energy value chain, and provide custom solutions for applications including power generation, petrochemical processing, general industrial, refining, midstream oil and gas, electric vehicle production, poly silicon fabrication, battery recycling, beverage can, and water/wastewater treatment along with a wide range of other applications. CECO is listed on Nasdaq under the ticker symbol "CECE." Incorporated in 1966, CECO’s global headquarters is in Dallas, Texas. For more information, please visit www.cecoenviro.com.

Company Contact:

Kimberly Plaskett, Corporate Communications

(469) 928-1090

kplaskett@onececo.com

Investor Relations Contact:

Steven Hooser or Gary Guyton

Three Part Advisors, LLC

214-872-2710

investor.relations@onececo.com

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CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except per share data)	(unaudited) June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$34,416	$29,902
Restricted cash	1,037	2,093
Accounts receivable, net	95,318	74,991
Costs and estimated earnings in excess of billings on uncompleted contracts	51,158	51,429
Inventories, net	23,981	17,052
Prepaid expenses and other current assets	11,911	10,760
Prepaid income taxes	893	2,784
Total current assets	218,714	189,011
Property, plant and equipment, net	16,357	15,948
Right-of-use assets from operating leases	12,144	10,893
Goodwill	185,795	161,183
Intangible assets – finite life, net	35,794	25,841
Intangible assets – indefinite life	9,494	9,629
Deferred income taxes	505	505
Deferred charges and other assets	2,926	3,187
Total assets	$481,729	$416,197
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of debt	$3,303	$2,203
Accounts payable and accrued expenses	101,233	84,081
Billings in excess of costs and estimated earnings on uncompleted contracts	35,896	28,908
Note payable - current	500	—
Income taxes payable	3,092	1,493
Total current liabilities	144,024	116,685
Other liabilities	15,122	14,826
Debt, less current portion	92,768	61,577
Deferred income tax liability, net	9,998	8,390
Operating lease liabilities	9,356	8,762
Total liabilities	271,268	210,240
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $.01 par value; 10,000 shares authorized, none issued	—	—
Common stock, $.01 par value; 100,000,000 shares authorized, 34,534,180 and 35,028,197 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	345	350
Capital in excess of par value	250,262	252,989
Accumulated loss	(29,538)	(36,715)
Accumulated other comprehensive loss	(15,567)	(12,070)
Total CECO shareholders' equity	205,502	204,554
Non-controlling interest	4,959	1,403
Total shareholders' equity	210,461	205,957
Total liabilities and shareholders' equity	$481,729	$416,197

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three months ended June 30,		Six months ended June 30,
(dollars in thousands, except per share data)	2022	2021	2022	2021
Net sales	$105,375	$78,680	$197,811	$150,572
Cost of sales	73,700	53,426	139,708	100,910
Gross profit	31,675	25,254	58,103	49,662
Selling and administrative expenses	22,988	20,510	41,640	39,965
Amortization and earnout expenses	1,450	2,282	2,900	4,072
Restructuring expenses	—	280	73	280
Acquisition and integration expenses	1,491	37	2,540	146
Income from operations	5,746	2,145	10,950	5,199
Other income (expense), net	1,936	(860)	1,478	(1,339)
Interest expense	(1,098)	(704)	(1,920)	(1,430)
Income before income taxes	6,584	581	10,508	2,430
Income tax expense	1,860	199	2,972	750
Net income	4,724	382	7,536	1,680
Non-controlling interest	339	89	356	206
Net income attributable to CECO Environmental Corp.	$4,385	$293	$7,180	$1,474
Earnings per share:
Basic	$0.13	$0.01	$0.21	$0.04
Diluted	$0.13	$0.01	$0.20	$0.04
Weighted average number of common shares outstanding:
Basic	34,873,238	35,491,725	34,961,645	35,444,477
Diluted	35,041,152	35,819,269	35,119,685	35,797,001

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three months ended June 30,		Six months ended June 30,
(dollars in millions)	2022	2021	2022	2021
Operating income as reported in accordance with GAAP	$5.7	$2.1	$11.0	$5.2
Operating margin in accordance with GAAP	5.4%	2.7%	5.6%	3.5%
Amortization and earnout expenses	1.5	2.3	2.9	4.1
Restructuring expenses	—	0.3	0.1	0.3
Acquisition and integration expenses	1.5	—	2.5	0.1
Non-GAAP operating income	$8.7	$4.7	$16.5	$9.7
Non-GAAP operating margin	8.3%	6.0%	8.3%	6.4%

	Three Months Ended June 30,		Six months ended June 30,
(dollars in millions)	2022	2021	2022	2021
Net income as reported in accordance with GAAP	$4.4	$0.3	$7.2	$1.5
Amortization and earnout expenses	1.5	2.3	2.9	4.1
Restructuring expenses	—	0.3	0.1	0.3
Acquisition and integration expenses	1.5	—	2.5	0.1
Foreign currency remeasurement	(0.3)	1.1	—	1.7
Tax benefit expense of adjustments	(0.7)	(0.9)	(1.4)	(1.5)
Non-GAAP net income	$6.4	$3.1	$11.3	$6.2
Depreciation	0.9	0.8	1.8	1.6
Non-cash stock compensation	0.9	0.9	1.8	1.6
Other (income) expense	(1.6)	(0.2)	(1.5)	(0.4)
Interest expense	1.1	0.7	1.9	1.4
Income tax expense	2.6	1.1	4.4	2.3
Noncontrolling interest	0.3	0.1	0.4	0.2
Adjusted EBITDA	$10.6	$6.5	$20.1	$12.9

Earnings per share:
Basic	$0.13	$0.01	$0.21	$0.04
Diluted	$0.13	$0.01	$0.20	$0.04

Non-GAAP net income per share:
Basic	$0.18	$0.09	$0.32	$0.17
Diluted	$0.18	$0.09	$0.32	$0.17

NOTE REGARDING NON-GAAP FINANCIAL MEASURES

CECO is providing certain non-GAAP historical financial measures as presented above as we believe that these figures are helpful in allowing individuals to better assess the ongoing nature of CECO’s core operations. A "non-GAAP financial measure" is a numerical measure of a company's historical financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in accordance with GAAP.

Non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share and adjusted EBITDA, as we present them in the financial data included in this press release, have been adjusted to exclude the effects of amortization expenses for acquisition related intangible assets, contingent retention and earnout expenses, restructuring expenses primarily relating to severance and legal expenses, acquisition and integration expenses which include retention, legal, accounting, banking, and other expenses, foreign currency remeasurement and other nonrecurring or infrequent items and the associated tax benefit of these items. Management believes that these items are not necessarily indicative of the Company’s ongoing operations and their exclusion provides individuals with additional information to compare the Company's results over multiple periods. Management utilizes this information to evaluate its ongoing financial performance. Our financial statements may continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share and adjusted EBITDA are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of CECO’s results as reported under GAAP. Additionally, CECO cautions investors that non-GAAP financial measures used by the Company may not be comparable to similarly titled measures of other companies.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share and adjusted EBITDA stated in the tables above are reconciled to the most directly comparable GAAP financial measures.

SAFE HARBOR

Any statements contained in this Press Release, other than statements of historical fact, including statements about management’s beliefs and expectations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. We use words such as “believe,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “will,” “plan,” “should” and similar expressions to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Potential risks and uncertainties, among others, that could cause actual results to differ materially are discussed under “Part I – Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and include, but are not limited to: the sensitivity of our business to economic and financial market conditions generally and economic conditions in CECO’s service areas; dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding estimates and method of accounting for revenue; the effect of growth on CECO’s infrastructure, resources, and existing sales; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation as a result of on-going or worsening supply chain challenges; liabilities arising from faulty services or products that could result in significant professional or product liability, warranty, or other claims; changes in or developments with respect to any litigation or investigation; failure to meet timely completion or performance standards that could result in higher cost and reduced profits or, in some cases, losses on projects; the potential for fluctuations in prices for manufactured components and raw materials, including as a result of tariffs and surcharges; the substantial amount of debt incurred in connection with our strategic transactions and our ability to repay or refinance it or incur additional debt in the future; the impact of federal, state or local government regulations; our ability to repurchase shares of our common stock and the amounts and timing of repurchases, if any; economic and political conditions generally; our ability to successfully realize the expected benefits of our restructuring program; our ability to successfully integrate acquired businesses and realize the synergies from strategic transactions; and unpredictability and severity of catastrophic events, including cyber security threats, acts of terrorism or outbreak of war or hostilities or public health crises, such as uncertainties regarding the extent and duration of impacts of matters associated with the novel coronavirus (“COVID-19”), as well as management’s response to any of the aforementioned factors. Many of these risks are beyond management’s ability to control or predict. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update or review any forward-looking statements, whether as a result of new information, future events or otherwise.